P R O X Y
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                               UAL CORPORATION
                    THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF UAL CORPORATION

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The undersigned, having received the Notice of Meeting and Proxy
Statement/Joint Prospectus, hereby appoints       ,        and       , and each
of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the
Meeting of Stockholders to be held at the            on      , 1994, at   a.m.,
local time, and any adjustments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person as a Public Director to the Board of Directors in substitution for any nominee named herein who becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the Meeting of Stockholders and any adjournments thereof.

You are encouraged to specify your choices by marking
the appropriate boxes (SEE REVERSE SIDE), but you need
not mark any boxes if you wish to vote in accordance
with the Board of Directors' recommendations. The                SEE REVERSE
proxies cannot vote your shares unless you sign and                 SIDE
return this card.



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                            FOLD AND DETACH HERE
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    PLEASE MARK YOUR                                                       1447
[X] VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR PUBLIC DIRECTOR, "FOR" PROPOSALS 1, 2, 3, 5, 6, 7 AND 8 AND "AGAINST" PROPOSALS 9, 10 AND 11.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND
8.
..............................................................................


1. Approval of the             FOR     AGAINST   ABSTAIN
    Agreement and
    Plan of Recapi-            [_]       [_]       [_]
    talization.

2. Adoption of the Re-
    stated Certificate
    of Incorporation           [_]       [_]       [_]
    and Bylaws, as
    amended.

3. Approval of the
    issuance of
    certain classes of         [_]       [_]       [_]
    preferred stock*

4. Election of four            FOR               WITHHELD
    Public Directors.          [_]                 [_]

    Nominees:
    John F. McGillicuddy, James J. O'Connor, Paul E.
      Tierney and Gerald Greenwald.

     For, except vote withheld from the following nominee(s):

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* The classes of preferred stock to be issued are: (a) shares of Class 1 ESOP
Convertible Preferred Stock, (b) shares of Class 2 ESOP Convertible Preferred Stock, (c) shares of Class P ESOP Voting Preferred Stock, Class M ESOP Voting Preferred Stock and Class S ESOP Voting Preferred Stock, (d) shares of Class I Junior Preferred Stock, (e) a share of Class Pilot MEC Junior Preferred Stock,
(f) a share of Class IAM Junior Preferred Stock and (g) shares of Class SAM Preferred Stock.

5. Amendment                   FOR     AGAINST   ABSTAIN
   of the 1981
   Incentive                   [_]       [_]       [_]
   Stock Program.

6. Amendment
   of the 1988                 [_]       [_]       [_]
   Restricted
   Stock Plan.

7. Amendment of
   the Incentive               [_]       [_]       [_]
   Compensation
   Plan.

8. Ratification of
   the selection of
   Arthur Andersen
   & Co. as the                [_]       [_]       [_]
   independent
   accountants.

Proposals 2 and 7 are subject to and conditioned upon approval of Proposal 1, and Proposals 3, 4, 5 and 6 are subject to and conditioned upon approval of Proposals 1 and 2.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 9, 10 AND 11.
........................................................................

 9. Proposal on cumulative     FOR     AGAINST   ABSTAIN
    voting.                    [_]       [_]       [_]

10. Proposal on contingent
    executive compensation     [_]       [_]       [_]
    agreements.

11. Proposal on confidential   [_]       [_]       [_]
    voting.


DO YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS IN PERSON?
                           YES   NO
                           [_]   [_]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card.


SIGNATURE(S) ___________________ DATE ___________________ , 1994
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                            FOLD AND DETACH HERE

  ADMISSION TICKET                              (LOGO)
  ----------------------------------------

                                                MEETING OF STOCKHOLDERS
                                                OF UAL CORPORATION

                                                      , 1994

                                                  a.m.
                                                --------------------------------


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You must present this ticket to the UAL Corporation representative at the
entrance to the        to be admitted to the Meeting of Stockholders.

             IF YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS,
          PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD ABOVE.

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